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                                                                    EXHIBIT 3.99

                                     BYLAWS
                                       OF
                      INDIANA PSYCHIATRIC INSTITUTES, INC.
                            (A DELAWARE CORPORATION)

                               ARTICLE I. OFFICES

         1.01 PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices as the Board of Directors may designate or as the business of the Corporation may require from time to time or at anytime.

         1.02 REGISTERED OFFICE. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time or at anytime by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation need not be identical to such registered office.

         1.03 TRADE NAME. The Corporation shall operate in the State of Indiana under the trade name "THE MEADOWS HOSPITAL" or such other name or names approved by the Corporation's Board of Directors.

                            ARTICLE II. SHAREHOLDERS

         2.01 ANNUAL MEETING. The annual meeting of the shareholders shall be held on either (a) the one hundred and fifteenth (115th) day after the end of each fiscal year; or (b) such earlier date as may be announced by written notice not less than ten (10) nor more than sixty (60) days in advance of such meeting, which notice shall state the date, hour, and place thereof. The purpose of the meeting shall be to elect directors and transact such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of directors is not held on the day designated or fixed as herein provided, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be called as soon thereafter as may be convenient.

         2.02 SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the person designated in the written request of the holders of not less than twenty-five percent (25%) of all shares of the Corporation entitled to vote at the meeting.

         2.03 PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the

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Corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares present thereat.

         2.04 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, telephonically, by overnight express courier service or by United States mail (registered or certified, return receipt requested), by or at the direction of the Board of Directors, the President or the Secretary, or other officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be deemed to have been given upon receipt or, if mailed, when deposited in the United States mail, (properly addressed with postage prepaid thereon), directed to the shareholder at his address as it appears on the stock record of the Corporation. Notwithstanding anything herein to the contrary, written notice actually and timely received shall be effective regardless of method of delivery.

         2.05 CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive any payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         2.06 VOTING RECORDS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at each meeting or adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facia evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

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         2.07     QUORUM. Except as otherwise provided in the articles of
incorporation, (such articles and any amendments thereof being collectively referred to as the "Articles of Incorporation"), a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the particular subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law, the Articles of Incorporation, these Bylaws or other binding agreement. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.08 CONDUCT OF MEETINGS. The President and, in his absence, a Vice President (in the order provided under Section 4.07) and, in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.09 PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder who has filed such proxy. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation thereof. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         2.10     VOTING.

                  (a) Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock held by him and registered in his name on the books of the Corporation.

                  (b) Except as otherwise provided herein, by statute or by the Articles of Incorporation, the affirmative vote (either in person or by proxy) of those holding of record in the aggregate at least a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at a meeting of shareholders with respect to a particular issue shall be necessary and sufficient to decide such issue.

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                  (c)      Each shareholder entitled to vote may vote by
proxy; provided, however, that the instrument authorizing such proxy to act shall be filed with the records of the Corporation as described in Section 2.09 hereof.

         2.11     VOTING OF SHARES BY CERTAIN HOLDERS.

                  (a) Other Legal Entities. Shares standing in the name of another corporation, foundation, or other legal entity may be voted either in person or by proxy by such person as shall have been appointed by a majority of the shareholders or the governing body of that corporation, foundation or other legal entity.

                  (b) Legal Representative and Fiduciaries. Shares held by an administrator, trustee, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of a signer's authority to act, in the absence of express notice to this Corporation given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                  (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                  (d) Minor. Unless prior to any vote of shareholders the Secretary of the Corporation has received written notice or has actual knowledge that a shareholder is a minor, shares held by such shareholder may be voted by such shareholder in person or by proxy and no such vote shall be subject to disaffirmance or avoidance.

                  (e) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

                  (f) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (1) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed

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to be voted; or (2) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be successor to the interests of those deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be successor to the interests of those deceased.

         2.12 WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatsoever is required to be given to any shareholder of the Corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver thereof in writing signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the General Corporation Law of the State of Delaware shall contain the same information as would have been required to be included in such notice, except the time and place of meeting. The attendance of any shareholder at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened.

         2.13 CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. Unless otherwise provided in the Articles of Incorporation or by law, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, is signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the minutes of the meetings of shareholders in the records of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing thereto.

                        ARTICLE III. BOARD OF DIRECTORS

         3.01     GENERAL POWERS, NUMBER AND QUALIFICATIONS.

                  (a) The business and affairs of the Corporation shall be managed by its Board of Directors. The number of directors of the Corporation shall be five (5) provided, however, that the Board of Directors may increase or decrease the number of directors from time or at any time, but in no event shall a decrease in the number of directors cause any director to be removed from office (except as otherwise provided herein, in the Articles of Incorporation or by law) prior to the expiration of his term.

                  (b) No person shall be eligible to serve as a director of the Corporation unless he or she shall (1) have had substantial experience in the health care industry; or (2) have sufficient training or experience in law and/or business, to enable him or her to make prudent judgments concerning the business operations of the Corporation. Unless otherwise prohibited, members of the medical staff of any facility operated or managed by the Corporation (the

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"Facilities") are eligible for full membership on the Board of Directors in the same manner as other individuals.

                  (c) All new members of the Board of Directors whenever appointed or elected, shall participate in an orientation program to assist them in understanding the responsibilities, operations and structure of the Board of Directors and of the Facilities. All members of the Board of Directors shall be provided information by the Chief Executive Officer of the Facilities relating to the Board of Director's responsibility for quality care and the Facilities' quality assurance programs, as well as a program of continuing education to provide members of the Board of Directors with current information as to their responsibilities and to enable them to evaluate their performance.

         3.02 ELECTION OF OFFICE. The members of the Board of Directors shall be elected by written ballot at the annual meeting of the shareholders by a majority of the votes cast. Each director shall hold office until the annual meeting of the shareholders next succeeding his election and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

         3.03     DUTIES, POWERS AND COMMITTEES.

                  (a) The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except as herein provided, or except as may be expressly conferred upon or reserved to the shareholders by the Articles of Incorporation or by law.

                  (b) As long as any Facility shall be accredited or seek to be accredited by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), the Board of Directors shall be responsible for establishing policy, maintaining quality patient care and providing for institutional management and planning.

                  (c) The Board of Directors may create and appoint committees to assist the directors in the conduct of the Corporation's affairs. In furtherance thereof, the Board of Directors shall constitute and appoint a Governing Body which may consist of the members of the Board of Directors or other persons so designated, which members of the Governing Body shall serve in such capacity until the expiration of terms as determined by the Board of Directors, until removal by the Board of Directors or until such member's resignation. It is intended that the Governing Body shall exist and function to comply with all requirements of any statute, regulation or accreditation agency, including without limitation the JCAHO, with respect to the operation of the Facility. The provisions of these Bylaws which apply to directors and officers and which comply with and implement JCAHO requirements shall apply with full force and effect to the operations and functioning of the Governing Body.

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         3.04     ANNUAL AND REGULAR MEETINGS; NOTICE.

                  (a) A regular annual meeting of the Board of Directors shall be held, without notice other than provided herein, immediately following the annual meeting of the shareholders of the Corporation, at the place of such annual meeting of shareholders or such other suitable place as may be announced at such meeting of shareholders.

                  (b) The Board of Directors shall hold regular quarterly meetings (one of the quarterly meeting may also be the annual meeting), and shall document the proceedings of such meetings. Additionally, the Board of Directors may, from time to time or at any time, provide by resolution for the holding of other regular meetings of the Board of Directors and may fix the time and place thereof.

                  (c) Notice of any regular meeting of the Board of Directors, as fixed by resolution, shall not be required to be given; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

                  (d) The medical staff of any Facility accredited by JCAHO may be represented at all regular meetings of the Board of Directors (through attendance and voice but without voting rights) by one or more medical staff members selected by the medical staff. Medical staff members may attend special meetings of the Board of Directors if invited to do so by a majority of the Board of Directors.

                  (e) The Administrator and the Medical Director of any Facility accredited by JCAHO may attend all regular meetings of the Board of Directors (through attendance and voice but without voting rights). The Administrator and the Medical Director may attend special meeting of the Board of Directors if invited to do so by a majority of the Board of Directors. The Administrator and/or the Medical Director may request the President or the chairman of the Board of Directors to call a special meeting of the Board of Directors and shall specify the reason(s) therefor. Such a meeting may be called by the President or the chairman of the Board of Directors, in their discretion, in accordance with Section 2.02 above.

                  (f) Notice of regular meetings of the Board of Directors, or special meeting to which they are invited, shall be given to the Administrator and the Medical Director of any Facility accredited by JCAHO at least twenty-four (24) hours prior to such meeting, either personally, by telephone or by fax. Notice of such meetings provided to the Medical Director shall be deemed to be notice also provided to the medical staff of any Facility accredited by JCAHO entitled to attend such meetings in accordance herewith.

         3.05 SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the President, Secretary, or by any two directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

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         3.06     NOTICE OF MEETING. Written notice stating the place, day and hour of each special meeting of the Board of Directors shall be delivered not less than forty-eight (48) hours prior to the special meeting, either personally, by overnight express courier service, telephonically or by United States mail (registered or certified, return receipt requested) to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary. Such notice shall be deemed to have been given upon receipt.

         3.07 WAIVER OF NOTICE BY DIRECTORS. Whenever any notice whatsoever is required to be given to any director of the Corporation under the Articles of Incorporation, these Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.08 QUORUM. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws. A majority of the directors present at a regular or special meeting, although less than a quorum, may adjourn the meeting, from time to time without further notice, until a quorum shall be present; provided, however, that any directors absent from the adjourned meeting shall be provided written notice of such adjournment.

         3.09     MANNER OF ACTING.

                  (a) At all meetings of the Board of Directors, each director present shall have one vote.

                  (b) The directors shall act only as a board, and the individual directors shall have no power as such.

                  (c) Except as otherwise provided by law the Articles of Incorporation or these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         3.10 CONDUCT OF MEETINGS. A director chosen by the directors present shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the chairman of the meeting may appoint any other person present to act as secretary of the meeting.

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         3.11     CONSENT OF THE BOARD OF DIRECTORS WITHOUT A MEETING. Any
action which may be taken by the Board of Directors at a meeting may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by all the directors. Such consent shall be filed with the minutes of the meetings of the Board of Directors in the records of the Corporation.

         3.12 PARTICIPATION. Members of the Board of Directors (or any committee thereof) may participate in any meeting either in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.

         3.13 VACANCIES. Any vacancy in the Board of Directors, occurring by reason of death, resignation, disqualification or inability to act of any director, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, unless otherwise provided by law, at any regular or special meeting of the Board of Directors called for that purpose. Any directorship to be filled by reason of an increase in the number of directors must be filled by election by the shareholders for a term of office continuing only until the next election of directors by the shareholders. In case of a vacancy created by the removal of a director by vote of shareholders, the shareholders, subject to the Articles of Incorporation, shall have the right to fill such vacancy at the same meeting at which such director was removed, or any adjournment thereof.

         3.14 RESIGNATION. Any director may resign at any time by giving written notice of such resignation to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by such officer and the acceptance of such resignation shall not be necessary to make it effective.

         3.15 REMOVAL. Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the issued and outstanding shares of stock of the Corporation, at a special meeting of the shareholders called for that purpose.

         3.16 COMPENSATION. The Board of Directors, by affirmative vote of the majority of the directors, may establish reasonable compensation of all directors for services to the Corporation as directors, officers and otherwise or may delegate such authority to an appropriate committee. The Board of Directors shall also have the authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments, to directors, officers and employees and their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

         3.17 PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes

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of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.18 COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors, may designate one or more committees, (in such numbers and with such appointees as the Board of Directors may determine), which, to the extent provided in such resolution, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section or actions which, if taken by the Corporation, would constitute extraordinary action, not in the usual course of business. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairperson of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. If any such committee shall deliberate issues affecting the discharge of medical staff responsibilities at any Facility accredited by JCAHO, such committee shall include, as non-voting members, members of the affected Facility's medical staff.

         3.19     CONFLICTS OF INTEREST.

                  (a) No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable or in any way affected solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors (or committee thereof) which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (1)      The material facts as to his relationship
or interest and as to the contract or transaction are disclosed or are known to the Board of Directors (or committee thereof) or a majority of such members thereof as shall be present at any meeting at which action upon any such contract or transaction shall be taken and the Board of Directors (or committee thereof) in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (2)      The material facts as to his relationship
or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon,

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and the contract or transaction is specifically approved in good faith by vote of the shareholders; and

                           (3)      The contract or transaction is fair as to
the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders, as the case may be.

                  (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors (or committee thereof) which authorizes the contract or transaction.

                  (c) This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

         3.20 CONFLICTS AND PERSONAL LIABILITY OF DIRECTORS. Directors of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty except (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which a director derived an improper personal benefit.

         3.21 RECORD OF PROCEEDINGS. The Secretary of the Corporation or his designee shall ensure that a record of proceedings of the Board of Directors is maintained.

         3.22 MEDICAL STAFF OF FACILITIES. The Board of Directors shall ensure that each Facility which is JCAHO accredited maintains an organized medical staff, which shall be responsible to the Board of Directors for:

                  (a) making recommendations directly to the Board of Directors (through the medical staff's medical executive committee) for its approval concerning matters affecting the medical staff's structure and functioning, including, but not limited to:

                           (1)      the mechanism used to review credentials
and to delineate individual clinical privileges;

                           (2)      individual medical staff membership;

                           (3)      specific clinical privileges for each
eligible individual;

                           (4)      the organization of the quality assurance
activities of the medical staff, as well as the mechanism used to conduct, evaluate and revise such activities;

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                           (5)      the mechanism by which membership on the
medical staff may be terminated; and

                           (6)      the mechanism for fair-hearing procedures.

         (b) developing, adopting and periodically reviewing amendments to the medical staff bylaws and rules and regulations, consistent with Facility policy and applicable law, which, (with the approval of the Board of Directors) shall be binding upon the Board of Directors to the extent that such medical staff bylaws and rules and regulations impose responsibilities on the Board of Directors. Such medical staff bylaws and rules and regulations shall require, inter alia, that:

                  (1) any differences in recommendations concerning medical staff appointments, reappointments, terminations of appointments, and the granting or revision of clinical privileges shall be resolved within a reasonable period of time by the Board of Directors and the medical staff;

                  (2) the Board of Directors makes final decisions concerning medical staff appointments, reappointments, terminations of appointments, and the granting or revision of clinical privileges within a reasonable period of time, upon the recommendations of the medical staff, as specified in the medical staff bylaws;

                  (3) only a member of the medical staff with admitting privileges may admit a patient to the Facility and that such medical staff members may practice only within the scope of the privileges granted by the Board of Directors, and that each patient's general medical condition is the responsibility of a qualified physician member of the medical staff;

                  (4) a process or processes are in place and functioning, designed to assure that all individuals who provide patient care services, but who are not subject to the Medical Staff privilege delineation process, are competent to provide such services, and that the quality of patient care services provided by such individuals is reviewed as part of the Facility's quality assurance program;

                  (5) mechanisms are in place to assure that all patients with the same health problem are receiving the same level of care in the Facility; and

                  (6) the medical staff and staffs of any departments or services are to implement and report on the activities and mechanisms for monitoring and evaluating the quality of patient care, for identifying and resolving problems and for identifying opportunities to improve patient care, with the involvement and support of the Board of Directors, through the Chief Executive Officer.

         Such medical staff bylaws and/or rules and regulations shall specify the authority and responsibility of each level of the Facility's organization with respect to:

                  (a)      quality of care;

                  (b)      quality assurance mechanisms;

                  (c)      credentials review and privilege delineation;

                  (d) selection of medical staff officers and of the members of the medical staff executive committee; and

                  (e)      the planning of Facility services.

         Neither the Board nor the medical staff may unilaterally amend the medical staff bylaws. The medical staff bylaws shall become effective only upon their approval by the Board of Directors, which approval shall not be unreasonably withheld.

         3.23 AUXILIARIES AND VOLUNTEERS. Bylaws, rules and regulations governing the organizational structure, purpose, services and operations of auxiliary organizations and of volunteers at the Facilities accredited by JCAHO shall be submitted by the Chief Executive Officer or his designee to the Board of Directors for review and approval.

         3.24 FACILITY BUDGETS. The Chief Executive Officer or his designee shall prepare and submit to the Board of Directors for its review and approval an annual Facility operating budget and a long-term Facility capital expenditure plan and shall report periodically to the Board of Directors concerning the implementation of both.

                              ARTICLE IV. OFFICERS

         4.01 NUMBER. The principal officers of the Corporation shall be a President, Vice President(s), Chief Executive Officer (for all Facilities accredited by JCAHO), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President. The Board of Directors may, in its discretion, through action or inaction, leave vacant any of the officers except the office of the President. Any officer may, but is not required to be, a director of the Corporation. No person shall be eligible to serve as an officer of the Corporation unless he or she shall have had substantial training and/or experience pertinent to his or her responsibilities as an officer. Each officer shall undertake to maintain and improve those skills pertinent to his or her duties.

         4.02 ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such annual meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

         4.03 RESIGNATION. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer and the acceptance of such resignation shall not be necessary to make it effective.

         4.04 REMOVAL. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         4.05 VACANCIES. A vacancy in any principal office because of death, resignation, removal, inability to act, disqualification or otherwise shall be filled for the unexpired portion of the term by vote of the Board of Directors at any regular or special meeting.

         4.06 THE PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs of the Corporation. He shall have authority to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all documents or instruments necessary or proper to be executed in the course of the Corporation's regular business and he may authorize any Vice President or other officer of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall perform all duties as may be prescribed by the Board of Directors from time to time or at any time.

         4.07 THE VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors or, in the absence of any such designation, in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of stock of the Corporation and shall perform such other duties and have such authority as from time to time, or at any time, may be delegated or assigned to him by the President or by the Board of Directors.

         4.08 CHIEF EXECUTIVE OFFICER OF THE FACILITIES. The Board of Directors shall appoint, for each Facility accredited by JCAHO, a Chief Executive Officer, who shall, minimally, hold a masters degree in either hospital or business administration or a mental health discipline, and who has at least one year standard documented experience in a managerial/administrative capacity. Such Chief Executive Officer shall be responsible to the President and the Board of Directors for the operation of the Facility and shall report to the President. Such Chief Executive Officer's duties and responsibilities shall include, but not be limited to:

                  (a) the compliance of the Facility with applicable law and regulations;

                  (b) the review of, and prompt action on, reports and recommendations of authorized planning, regulatory and inspecting agencies;

                  (c) the designation of an individual to act in his absence;

                  (d) the implementation of organized management and administrative functions throughout the Facility, including the establishment of clear lines and responsibility and accountability within departments and services and among department and service heads and administrative staff;

                  (e) the establishment of departments and/or services necessary for the effective and efficient functioning of the Facility;

                  (f) the implementation of effective communication mechanisms between and among the Facility's departments and services, the medical staff, the administration and the Board of Directors;

                  (g) the establishment of internal controls to safeguard physical, financial and human resources;

                  (h) the monitoring of the accuracy and reliability of financial data;

                  (i) the control of inventories and purchasing procedures;

                  (j) the implementation of a comprehensive management reporting system to account to the Board of Directors;

                  (k) the coordination of the Facility's services with the identified needs of the patient population served;

                  (l) the establishment and implementation of a Facility policy on patient's rights and responsibilities; and

                  (m) the provision of services to meet the spiritual needs of patients, either through Facility resources or through arrangement with appropriate community resources.

         The Chief Executive Officer, through the management and administrative staff of the Facility, shall provide for personnel policies and practices that pertain to at least the following:

                  (a) the employment of personnel, without regard to sex, race, creed, or national origin, whose qualifications are commensurate with anticipated job responsibilities;

                  (b) the orientation of all new employees to the Facility and its personnel policies;

                  (c) the maintenance of an accurate, current and complete personnel record for each Facility employee;

                  (d) the verification of all applicable current licensure and/or certification requirements;

                  (e) the periodic performance evaluation, based on a job description, of each employee; and

                  (f) the provision of employee health services in consultation with the medical staff.

         The Chief Executive Officer, through the management and administrative staff of the Facility, shall provide written plans for the implementation of financial policies and practices that pertain to at least the following:

                  (a) a formal budget that reflects the organization of the Facility and is developed with the participation of the medical staff and staff of other departments and/or services;

                  (b) an annual audit, by an independent public accountant, of the financial statements of the Facility; and

                  (c) the control of accounts receivable and payable, the handling of cash and arrangements for credit.

         The Chief Executive Officer, together with the medical staff, shall be responsible for ensuring that the quality and appropriateness of all care provided at the Facility by third parties, or outside a designated department of the Facility, are monitored and evaluated, that identified problems are resolved and that opportunities to improve such care are identified, implemented and evaluated. The Board of Directors, or an officer of the Corporation appointed by the Board of Directors, shall review the performance of the Chief Executive Officer on an annual basis.

         4.09 THE SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, whose execution on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) at the request of the Board of Directors sign, with the President or Vice President, certificates for shares of stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties, and exercise such authority, as from time to time or at any time, may be delegated or assigned to him by the President or by the Board of Directors.

         4.10 THE TREASURER. The Treasurer shall: (a) have charge of the supervision over, and be responsible for, the funds, securities, receipts and disbursements of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (c) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or other depositories as may be selected by any officer or agent authorized to do so by the Board of Directors; (d) cause the funds of the Corporation to be disbursed by checks or drafts, with such signatures as may be authorized by the Board of Directors; (e) keep the books of account of all the business and transactions of the Corporation; and (f) in general, perform all duties incidental to the office of Treasurer and such other duties, and exercise such authority, as from time to time or at any time, to time may be assigned to him by the Board of Directors or the President.

         4.11 SUBORDINATE OFFICERS AND AGENTS. The Board of Directors may, in its discretion, from time to time, or at any time, appoint such other officers and agents (including, without limitation, assistant secretaries or assistant treasurers) as it may deem necessary, to hold office for such period, to have such authority and to perform such duties as the Board of Directors may determine.

         4.12 SALARIES. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors, or by a duly authorized committee thereof, directly or pursuant to the approval of budgets setting forth such salaries. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         4.13 SURETIES AND BONDS. As may be required by the Board of Directors, any officer or agent of the Corporation shall execute to .the Corporation a bond, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including, without limitation, responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                       ARTICLE V. CONTRACT, LOANS, CHECKS
                     AND DEPOSITS; SPECIAL CORPORATE ACTS

         5.01 CONTRACTS. The Board of Directors may authorize any officers, or agents to enter into any contract or to execute and deliver any instrument in the name, and on behalf, of the Corporation. Such authorization may be general or may be confined to specific instances.

         5.02 LOANS. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidence of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.03 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation and in such a manner as shall from time to time, or at any time, be determined by, or under the authority of, a resolution of the Board of Directors.

         5.04 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time, or at any time, to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by, or under the authority of, a resolution of the Board of Directors.

         5.05     VOTING OF SECURITIES OR OTHER INTEREST OWNED BY THIS
CORPORATION.

                  (a) Any shares, securities, or other evidence of ownership interest or voting rights in any other corporation or entity which are owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation or entity by the President of this Corporation, either in person by proxy.

                  (b) Whenever, in the judgment of the President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation or entity which are owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01 CERTIFICATES FOR SHARES. Certificates representing shares of stock of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be marked

"cancelled" and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.05.

         6.02 SIGNATURE BY FORMER OFFICERS. In case any officer, who has signed any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were an officer of the Corporation at the date of its issue.

         6.03 TRANSFER OF SHARES. Transfer of shares of the stock of the Corporation shall be made on the transfer books of the Corporation by the holder of record thereof in person or by his duly authorized attorney, upon surrender and cancellation of the certificate(s) representing such shares. Prior to due presentment of a certificates for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register the transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if: (a) there were on or with the certificate the necessary endorsements; and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and comply with such other regulations as may be prescribed by, or under the authority of, the Board of Directors. The Corporation shall be entitled to treat the holder of record of any share(s) of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share(s) on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law.

         6.04 RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares and any other restrictions approved by the Board of Directors.

         6.05 LOST, DESTROYED OR STOLEN CERTIFICATE. Where the owner claims that his certificate for shares has been lost, destroyed or wrongfully take, a new certificate shall be issued in place thereof if the owner: (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond (if required by the Board of Directors); and (c) satisfies such other reasonable requirements as may be prescribed by, or under the authority of, the Board of Directors.

         6.06 VOID CERTIFICATES. The word "void" shall be clearly written on any certificate that has been improperly written and such certificate shall be placed in the stock book.

         6.07 CONSIDERATION FOR SHARES. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors; provided, however, that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificates shall be issued for any share until such share is fully paid.

         6.08 STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the laws of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.

         6.09 DIVIDENDS. Subject to applicable law and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared and paid (in cash, property or shares of capital stock) as often, in such amounts and at such time(s) as the Board of Directors may determine.

         6.10 EXECUTION OF INSTRUMENTS. All checks, drafts, bills of exchange, acceptances, bonds, endorsements, notes or other obligations or evidences of indebtedness of sale, conveyances, endorsements, assignments, transfers, stock powers or other instruments of transfer, contracts, agreements, dividends or other orders, powers of attorney, proxies, waivers, consents, returns, reports, certificates, demands, notices or documents, and other instruments of rights of any nature may be signed, executed, verified, acknowledged and delivered by such person (whether or not officers, agents or employees of the Corporation) and in such manner as from time to time, or at any time, may be determined by the Board of Directors.

                            ARTICLE VII. FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors from time to time as the needs of the Corporation's business require.

                               ARTICLE VIII. SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation.

                          ARTICLE IX. INDEMNIFICATION

         9.01     RIGHT TO INDEMNIFICATION.

                  (a) The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, indemnify promptly each and every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding

(other than an action by or in the right of the Corporation), whether civil, criminal, administrative or investigative (hereinafter collectively, a "proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b) The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, indemnify promptly each and every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, or suit by or in the right of the Corporation (hereinafter, collectively, a "derivative proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such derivative proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         9.02     DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

                  (a) Any indemnification in respect of a proceeding shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper because he has met the applicable standard of conduct set forth in Section 9.01 above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; or
(2) if such a quorum is not obtainable, or, (even if obtainable) if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) Any indemnification in respect of a derivative proceeding in which the director, officer, employee or agent of the Corporation was adjudged not to be liable to the Corporation, shall be made as specified in
Section 9.02(a). Indemnification shall be made in respect of a derivative proceeding as to which such person shall have been adjudged to be liable to the Corporation only if and to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such expenses which the Court of Chancery or such other court shall deem proper.

         9.03 ADVANCEMENT OF EXPENSES. Expenses incurred by an officer or director in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt by the Corporation of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid under terms and conditions, if any, as the Board of Directors deems appropriate.

         9.04 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                       ARTICLE X. ADOPTION AND AMENDMENT

         10.01 ADOPTION. These Bylaws shall be adopted by the Board of Directors of the Corporation in the manner prescribed by the General Corporation Law of the State of Delaware.

         10.02 AMENDMENTS. These Bylaws may be altered, amended or repealed at any Board of Director's meeting by the affirmative vote of a majority of the directors or by the shareholders in accordance with the General Corporation Law of the State of Delaware. The Bylaws shall, in all cases while the Facilities are accredited by JCAHO, be in accordance with the Board of Director's legal accountability and its responsibility to the patient population served by the Facilities. These Bylaws shall be reviewed and, as necessary or desirable, revised no less than biannually.

         10.03 BIENNIAL REVIEW. The Board of Directors or a committee thereof shall undertake a review of these Bylaws on a biennial basis, to ensure that their provisions (1) remain in compliance with law and with standards of any body, governmental or otherwise, which may have jurisdiction over the Corporation or its business operations; and (2) continue to be useful and appropriate to the governance of the Corporation and the management of its affairs.

                                 CERTIFICATION

         I, Bryan W. Lett, hereby certify that I am the duly elected and qualified Assistant Secretary of Indiana Psychiatric Institutes, Inc., a Delaware corporation (the "Corporation") and further certify that the foregoing constitute the Revised Bylaws of the Corporation incorporating all amendments through April 13, 1995.

Dated: 11-21-95                           /s/ Bryan W. Lett
                                          --------------------------------------
                                          Bryan W. Lett, Assistant Secretary
                                          Indiana Psychiatric Institutes, Inc.